Exhibit 10.3

RESTRICTIVE COVENANT AGREEMENT

This Restrictive Covenant Agreement (this “Agreement”) is entered into as of December [●], 2020 by and between Forum Merger III Corporation, a Delaware corporation (“Parent”), and [●] (the “Restricted Party”, and together with Parent, the “Parties”, and each a “Party”) and will be effective as of the Effective Time (as defined in the Merger Agreement (as defined below)). References to the “Company” in this Agreement shall refer to Parent after giving effect to the consummation of the Merger (as defined below) and each of Parent’s direct and indirect Subsidiaries (including ELM) and any of their respective successors-in-interest or joint ventures (if any).

RECITALS

WHEREAS, this Agreement is being entered into in connection with that certain Agreement and Plan of Merger, dated as of December 10, 2020 (the “Signing Date”) (as amended, restated or otherwise modified from time to time in accordance therewith, the “Merger Agreement”), by and among Parent, ELMS Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”) and Jason Luo, in the capacity as the initial Stockholder Representative thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, Parent (i) is a publicly listed special purpose acquisition vehicle, which has been established for the purpose of effecting an initial business combination, and (ii) has no material operating assets (other than those of a kind customarily held by a special purpose acquisition vehicle).

WHEREAS, pursuant to, and subject to the terms and conditions contained in, the Merger Agreement, Parent, Merger Sub, and ELM will enter into a business combination transaction pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with ELM continuing as the Surviving Corporation.

WHEREAS, as a result of the Merger, (i) the stockholders of ELM that existed a moment in time prior to the Merger, will have their equity interests in ELM cancelled and converted into the right to receive the consideration set forth in the Merger Agreement, and (ii) ELM (as the Surviving Corporation) will be a wholly-owned Subsidiary of Parent.

WHEREAS, the Restricted Party acknowledges and agrees that (i) this Agreement is being entered into as part of the Merger Agreement and the Merger, (ii) the covenants and agreements set forth in this Agreement are a material inducement to, and a condition precedent of, Parent’s willingness to enter into the Merger Agreement and consummate the Merger, (iii) the Restricted Party shall receive substantial direct and indirect benefits by the consummation of the Merger (including the Restricted Party’s portion of the consideration received by such Restricted Party in connection with the Merger), if any, and (iv) Parent and its Affiliates would not obtain the benefit of the bargain set forth in the Merger Agreement as specifically negotiated by the parties thereto if the Restricted Party breached the provisions of this Agreement.

WHEREAS, as a condition to the consummation of the Merger, the Restricted Party has agreed to enter into this Agreement.

NOW THEREFORE, in consideration of the premises, the mutual promises and covenants of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

AGREEMENT

1.	Covenants of the Restricted Party.

1.1.	Restrictive Covenants.

1.1.1. Non-Competition. During the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, own any interest in, control, manage, operate, participate in, develop products for, advise or consult with or render services for (as a director, officer, employee, agent, broker, partner or contractor), or engage in activities or businesses, or establish any new businesses, within North America (including Mexico), China or Europe (the “Territory”) any business that is competitive with the business operated by the Company as of the Signing Date or as of immediately prior to the Closing, including any activities or business engaged in the design, development, homologation, manufacture, importation, marketing, promotion, distribution, offering for sale, sale, and other commercialization of any and all products and services currently under development or in production (including the vehicles known as the “Urban Delivery (Light Duty Platform)” and “Urban Utility (Medium Duty Platform)”) as of the Signing Date (collectively, the “Business”). Notwithstanding the foregoing, this Section 1.1.1 shall be deemed not breached solely as a result of the ownership by the Restricted Party or any of his, her or its Affiliates of less than an aggregate of 1% of any class of stock that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and is listed on a national securities exchange.

1.1.2. Non-Solicitation of Business Relations. During the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, directly or indirectly, (i) adversely interfere with the relationship between the Company and any Material Business Relationship, (ii) solicit, induce or attempt to induce (or assist any other Person in soliciting, inducing or attempting to induce), any Material Business Relationship to terminate its relationship with the Company, cease doing business with the Company or terminate or otherwise adversely modify its relationship with the Company, or (iii) acquire or attempt to acquire an interest in any Person or business in which, prior to the Closing, ELM had either (a) requested or received information relating to the acquisition of such Person or business, (b) identified to Parent that such Person or business was a potential acquisition target of ELM, or (c) otherwise contemplated the acquisition of such Person or business. “Material Business Relationship” means any (x) material customer, supplier, licensee, licensor, franchisee of the Company as of the Closing or at any time in the six (6) month period prior to the Closing, or (y) any other Person with whom the Company, as of the Closing or at any time in the six (6) month period prior to the Closing, had a material business relationship.

1.1.3. Non-Solicitation of Personnel; No Hire. During the period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, and shall not assist any other Person to, directly or indirectly, (i) solicit, recruit or hire any employee, independent contractor or consultant of the Company (“Company Employee”), or any Person who was an employee, independent contractor or consultant of the Company at any time during the 12-month period before the Closing, and (ii) solicit or encourage any Company Employee to leave the employment of Parent; provided, however, that, without limiting the restrictions against hiring, the provisions of this Section 1.1.3 shall not prevent the Restricted Party or any of his, her or its Affiliates (not including the Company) from (a) making a general solicitation for employment that are not specifically targeted at the Company Employees or other employees of Parent or (b) soliciting, inducing or otherwise offering employment to any Company Employees or other employees of Parent who have not been employed with the Company and/or Parent during the previous six months prior to any contact with any such employees initiated by the Restricted Party or his, her or its Affiliates.

1.1.4. Non-Disparagement. From and after the date hereof, the Restricted Party shall not, and shall cause each of his, her or its controlled Affiliates not to, make any intentionally negative, derogatory or disparaging statements or communications, either orally or in writing, regarding the Business, the Company and its Affiliates, or any director, manager, officer, agent, representative or direct or indirect equity holder of the Company or its Affiliates. Notwithstanding the foregoing, nothing in this Section 1.1.4 shall prevent the Restricted Party from (i) performing his or her duties as an officer, director or employee of Parent, its successors-in-interest or their respective Subsidiaries, or (ii) making any truthful statement (A) necessary with respect to any Action involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such Action properly takes place or (B) required by Law or any judicial or administrative process.

1.1.5. For the avoidance of doubt, this Agreement shall not restrict the Restricted Party from performing his or her duties as an officer, director or employee of Parent, its successors-in-interest or their respective Subsidiaries nor shall anything in this Agreement prevent or otherwise restrict the Restricted Party in any way from engaging in the practice of law or the provision of legal services to any person or business.

1.2	Remedies.

1.2.1 The Restricted Party acknowledges and agrees that (i) the covenants and agreements contained in Section 1.1 (collectively the “Non-Competition and Related Covenants”) relate to matters that are of a special, unique and extraordinary value; (ii) the Company has one or more legitimate business interest justifying enforcement in full of the Non-Competition and Related Covenants, including for the protection of the goodwill of the business acquired by Parent pursuant to the Merger Agreement, and the Non-Competition and Related Covenants are reasonable and narrowly tailored to protect the compelling interests of Parent, the Company and the Business; (iii) a breach by the Restricted Party of any of the Non-Competition and Related Covenants will result in irreparable harm and damages that may not be adequately compensated by a monetary award and, accordingly, the Company will be entitled to seek injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) pursuant to the Merger Agreement, the Restricted Party will receive valuable consideration (including, as applicable, significant benefits, equity in Parent, and other valuable consideration), both directly or indirectly, from Parent in connection with the Merger; and (v) the Non-Competition and Related Covenants are intended to comply with the Laws of all jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a Contract that restrains a Person from engaging in a lawful profession, trade or business. Notwithstanding the foregoing, if the restrictions contained in Section 1.1 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area of by reason of their being too extensive in any other respect, Section 1.1 shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable. Parent and the Restricted Party hereby consent and agree to any such reformation of the restrictions to the maximum of enforceability as determined by any court of competent jurisdiction.

2.	Miscellaneous.

2.1. Severability. Subject to and without limiting the application of Section 1.2, in the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by Law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Subject to and without limiting the application of Section 1.2, upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

2.2. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

2.3. Jurisdiction; Waiver of Jury Trial.

2.3.1. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in the Delaware Chancery Court (or, if the Delaware Chancery Court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and, in each case, appellate courts therefrom, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 2.3.1.

2.3.2. Each Party hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any Action arising out of this Agreement or the transactions contemplated hereby. Each Party (i) certifies that no representative, agent or attorney of any Party has represented, expressly or otherwise, that such Party would not, in the event of any Action, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other Party hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 2.3.2.

2.4. Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each Party. No breach of any covenant or agreement shall be deemed waived unless expressly waived in writing by the Party who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. For the avoidance of doubt, no notice, consent or waiver purported to be on behalf of the Parent or the Company shall be effective unless (i) provided by the Parent prior to the Closing, or (ii) provided by the Company at the direction or with the approval of a majority of the independent members of the board of directors of the Company.

2.5. Counterparts and PDF or Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic mail, and an electronic copy of this Agreement or of a signature of a party shall be effective as an original.

2.6. Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

2.7. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any Party without the prior written consent of the other Party; provided, however, that Parent (or, after the Closing, the Company) may assign its rights hereunder, without the consent of the Restricted Party, to any Person in connection with a merger or consolidation involving the Company (including any of its Subsidiaries) or other disposition of all or substantially all of the assets of the Company.

2.8. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, in each case to the parties at the following addresses or to other such addresses as may be furnished by one party to the others in accordance with this Section 2.8:

if to Parent (prior to the Closing):

Forum Merger III Corporation

1615 South Congress Avenue

Suite 103

Delray Beach, FL 33445

Attention: Marshall Kiev

David Boris

Email: mk@mkcapitalpartners.com

david@forummerger.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:	Joel Rubinstein

Gary Silverman

Email: Joel.Rubinstein@whitecase.com

Gary.Silverman@whitecase.com

if to Parent (following the Closing):

Electric Last Mile Solutions, Inc.

2541 High Meadow Circle

Suite 170

Attention: Jason Luo

Email: jluo@electriclastmile.com

with a copy (which shall not constitute notice) to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Attention:	Joel Rubinstein

Gary Silverman

Email: Joel.Rubinstein@whitecase.com

Gary.Silverman@whitecase.com

if to the Restricted Party:

[__________]

[__________]

[__________]

[__________]

2.9. Effectiveness. This Agreement will become effective as of the Closing. If the Merger Agreement is terminated in accordance with its terms, this Agreement shall be null and void ab initio and the Parties shall have no rights, liabilities or obligations whatsoever hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PARENT:

FORUM MERGER III CORPORATION

By:
Name: Marshall Kiev
Title: Co-CEO and President

RESTRICTED PARTY:

[___________________]

[Signature Page to Restrictive Covenant Agreement]